UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material Pursuant to §240.14a-12

Affymetrix, Inc.

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Affymetrix Change-of-Control Plan Key Provisions (Affymetrix Confidential—For Internal Use Only)

Overview The Change-of-Control (CoC) Plan provides for severance payments in the event your employment terminates under specified circumstances following an acquisition of Affymetrix This summary of key provisions is not intended to represent all the details as described in the CoC Plan document Please read the full CoC Plan document for complete information. Right-click on below link and select “Open Hyperlink”; click on “8-K” filed November 10, 2015: http://investor.affymetrix.com/phoenix.zhtml?c=116408&p=irol-sec&secCat01Enhanced.1_rs=11&secCat01Enhanced.1_rc=10&control_symbol Refer to definitions in Section 4 of the CoC Plan document for explanations of capitalized terms used in this document ? The CoC Plan document is the official company document. If there is ambiguity or perceived inconsistencies, the CoC Plan document overrides this summary of key provisions 2

When will a change-of-control severance payment apply? You will qualify for a severance payment under the CoC Plan if you are a “Full-Time Employee” and: (a) Affymetrix experiences a change-of-control (i.e., is acquired by another company); and (b) you have a “Qualifying Termination” (described on the next slide) from your job within 12 months following the change-of-control date Change-of-control date is the “closing date” of the acquisition, not the announcement date of a proposed acquisition “Full-Time Employee” generally means employees who are regularly scheduled to work 30 or more hours per week, or 75% of a standard work week. (See Section 4.8 of the CoC Plan) ? Modifications may be made for Non-U.S. Covered Employees to the extent that the definition (or an element thereof) is impermissible under applicable law, to the minimum extent required to comply with any such law You will NOT qualify for a severance payment under the CoC Plan if: You voluntarily resign before the acquisition closes You resign without “Good Reason” (as defined on the next slide) after the acquisition closes ? You are terminated by Affymetrix for “Cause” either before or after the acquisition closes You are a temporary employee You are a contractor providing services to Affymetrix 3

What is the amount of the change-of-control severance? Upon a Qualifying Termination*, you will be eligible for the following severance benefits, if you sign a release provided by the company: A cash severance payment (based on your Severance Multiple described below) Accelerated vesting and payment of Affymetrix equity awards that have been assumed by the acquirer There are certain differences that apply under the CoC Plan depending on your job level: Affymetrix Job Level 13 or above 12 9-11 5-8 4 or below Severance Multiple (A) 24 months 12 months 9 months 6 months 3 months All three clauses of the “Good Only clauses (i) and (ii) of the “Good Reason” “Good Reason” definition (B) Reason” definition apply [see note definition [see footnote (B) below] apply. (B) below] Clause (iii) of the definition does not apply * “Qualifying Termination” means the Covered Employee’s employment is terminated within 12 months following a Change of Control either (i) by the Company without “Cause” or (ii) by the Employee for “Good Reason” (A) “Severance Multiple” applies to: • Cash severance – payment equal to the Severance Multiple times the sum of (i) Monthly Base Pay and (ii) Monthly Target Bonus • Cash payment in lieu of medical benefits – payment equal to the Severance Multiple times 135% of the initial monthly COBRA continuation premium (or similar non-U.S. coverage cost as determined by the Administrator) (Please note that if you are an officer of Affymetrix, you may later receive separate information about certain tax considerations that may impact your severance benefits.) (B) “Good Reason” means, without the Covered Employee’s written consent (and as further set forth in Exhibit A of the CoC Plan): (i) a 10% reduction in base pay or salary as in effect immediately prior to the Change of Control; (ii) a change in a Covered Employee’s principal work location that is more than forty-five (45) miles from the Covered Employee’s principal work location immediately prior to the Change of Control; or (iii) For job levels 12 and above, a material reduction in job duties and responsibilities that the Covered Employee had prior to the Change of Control 4

How do I find my job level in Workday? 1) Click on your name located at the upper right-hand corner next to your picture. Select “View Profile” directly under your name. 2) From the “Job Details’’ sub-tab, click on the Job Profile job title hyperlink. 3) From this hyperlink, you will see the JOB LEVEL. Note: The SECOND set of numbers is the JOB LEVEL. eBioscience eneChip USB

Safe Harbor Statement The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed Affymetrix transaction may not materialize as expected; the Affymetrix transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 26, 2015, each of which is on file with the SEC and available in the “Investors” section of Thermo Fisher’s website under the heading “SEC Filings” and in other documents Thermo Fisher files with the SEC, and in Affymetrix’s Annual Report on Form 10-K for the year ended December 31, 2014 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each of which is on file with the SEC and available in the “Investors” section of Affymetrix’s website, www.Affymetrix.com, under the heading “SEC Filings” and in other documents Affymetrix files with the SEC. While Thermo Fisher or Affymetrix may elect to update forward-looking statements at some point in the future, Thermo Fisher and Affymetrix specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Affymetrix’s views as of any date subsequent to today. Additional Information In connection with the proposed merger, Affymetrix will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Affymetrix’s website at investor.Affymetrix.com or by contacting Affymetrix’s investor relations department via e-mail at investor@affymetrix.com. Participants in the Solicitation Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’s stockholders with respect to the merger. Information about Affymetrix’s directors and executive officers and their ownership of Affymetrix’s common stock is set forth in the proxy statement for Affymetrix’s 2015 Annual Meeting of Stockholders and Affymetrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’s directors and executive officers in the merger, which may be different than those of Affymetrix’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC. 6